Exhibit 10.18

AMENDMENT NO. 3

TO THE BOOSTER PARENT HOLDINGS, INC.

2021 STOCK INCENTIVE PLAN

Pursuant to the authorization and approval by the board of directors (the “Board of Directors”) of Liftoff Mobile, Inc. (f/k/a Booster Parent Holdings, Inc.), a Delaware corporation, dated as of September 5, 2024, the Booster Parent Holdings, Inc. 2021 Stock Incentive Plan (the “Plan”) is hereby amended as follows:

1.
The first sentence of Section 3(a) of the Plan is hereby amended and restated in its entirety to read as follows:

“(a) Subject to Section 9 of the Plan, the total number of Shares which may be issued under the Plan is 22,020,757.00 (the “Share Pool”).”

2.
All references in the Plan to the “Plan” shall mean the Plan as amended by this amendment.
3.
All provisions of the Plan that are not expressly amended by this amendment shall remain in full force and effect.
4.
This amendment shall be effective as of September 5, 2024.